Exhibit 99.1

FOR IMMEDIATE RELEASE

HAMPSHIRE GROUP ANNOUNCES DEPARTURE OF CHIEF FINANCIAL OFFICER

New York, New York, March 3, 2015: Hampshire Group, Limited (OTC Markets: HAMP) today announced that Trey Darwin, Chief Financial Officer and Treasurer of Hampshire Group, has been terminated effective March 2, 2015. Paul Buxbaum, Hampshire Group’s Chief Executive Officer, along with Chief Operating Officer, David Price, are currently overseeing the Company’s finance and reporting functions out of the Hampshire’s Anderson, SC office. The Company anticipates hiring an interim Chief Financial Officer within a week while commencing a search for a permanent CFO.

About Hampshire Group

Hampshire Group, Limited (www.hamp.com), along with its wholly-owned subsidiaries, Hampshire Brands, Inc. and Rio Garment S.A. is a provider of fashion apparel across a broad range of product categories, channels of distribution and price points. The Company specializes in designing and marketing men’s sportswear to department stores, chain stores and mass market retailers under licensed brands, our own proprietary brands and the private labels of our customers. The Company operates a Honduras-based apparel manufacturer, designing, sourcing and manufacturing knit tops for men, women and children.

Contact:

Benjamin C. Yogel

Lead Director, Hampshire Group

byogel@mrccapital.com

(212) 561-1255